UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

QUINSTREET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34628	77-0512121
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 578-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

QuinStreet, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders on October 28, 2016. Of the 45,750,979 shares of the Company’s common stock outstanding as of September 6, 2016 (the record date), 42,947,258 shares, or 93.87%, were present or represented by proxy at the meeting. Three proposals were considered at the meeting.

Proposal One. The stockholders elected the Company’s three Class I nominees to the Company’s Board of Directors to each serve for a three-year term, each until his successor is duly elected and qualified. The table below presents the results of the election:

Name	For	Withheld	Broker Non-Votes
Stuart M. Huizinga	30,986,447	6,000,091	5,960,720
David Pauldine	35,894,737	1,091,801	5,960,720
James Simons	30,587,451	6,399,087	5,960,720

Proposal Two. The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017. The table below presents the voting results on this proposal:

For	Against	Abstentions
42,913,609	25,056	8,593

Proposal Three. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s 2016 Proxy Statement. The table below presents the voting results on this proposal:

For	Against	Abstentions	Broker Non-Votes
35,557,277	1,426,026	3,235	5,960,720

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINSTREET, INC.

Dated: October 31, 2016	By:	/s/ Martin J. Collins
Martin J. Collins
General Counsel, Chief Compliance Officer and Senior Vice President